TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-2

THE RATIONAL INVESTOR FUND

FEES AND EXPENSES

For the services rendered by GFS in its capacity as transfer agent to the Fund, the Fund shall pay to GFS, the following transfer agent fees, out-of-pocket expenses, activity charges, and special reports charges, which shall be billed to the Fund monthly:

TRANSFER AGENT FEES

1.            DATA CONVERSION FEE FROM PREVIOUS TRANSFER AGENT: No Charge.

2.            SERVICE FEE:

Annual fee for the Fund as a whole, which includes each Fund and class there of on Addendum A-I of [0.40% or 40 basis points on the average net assets of the Fund]*, which fee represents the combined annual fee payable by the Trust with respect to the Fund with respect to GFS’ services provided under the following agreements between the Trust and GFS (as the same may be hereafter amended, supplemented or restated):

(a)          Administration Service Agreement, dated as of May 19, 2005;

(b)          Transfer Agency Service Agreement, dated May 19, 2005; and

(c)          Fund Accounting Service Agreement, dated as of May 19, 2005.

*Language as it already exists in each agreement

        The Fund shall reimburse GFS for all out-of-pocket expenses, including but not limited to the following:

1.     Telephone and Toll Free Lines

2.     Printing Fund Documents

3.     Bank Fees

4.     NSCC Charges

5.     Postage

6.     Pre and Post Sale Fulfillment

7.     Proxy Services

8.     Travel Requested by the Trust, on behalf of the Fund

9.     Tax Reporting

10.   Record Storage

11.   Fund Stationery and Supplies

12.   Pro rata portion of annual SAS 70 review

13.   All other out-of-pocket expenses incurred on behalf of the Fund

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-2

THE RATIONAL INVESTOR FUND

FEES AND EXPENSES

3             DATA DE-CONVERSION FEE:

A one-time Data De-Conversion fee of $10,000 shall be charged upon a cancellation or termination of this Agreement by the Trust for any reason other than liquidation of the Funds.  No fee shall be payable upon a cancellation or termination by GFS.

ACTIVITY CHARGES

4.            GENERAL ACTIVITY CHARGES:

24 Hour Automated Voice Response:

Initial set-up (one-time) charge:                    $750.00 per fund

Monthly charge                                               $  50.00 per fund

                                Customer Service Calls:                                  $    2.50 per call

Bank Charges (Pass Through Charges):

Annual Charge for maintaining DDA Accounts on a bank system.

Transfer Agency wire from mutual funds DDA Accounts to Custodian Bank equals $5.25 per wire.

Bank charges are subject to change since they are a pass through charge from a bank, which is a separate institution from Gemini Fund Services.

5.            INTERNET ACCESS:

Each Shareholder/Adviser/Broker hit billed at $0.15 per hit.  Initial fund group setup charges will be based on the number of hours multiplied by the hourly charges indicated below under Special Reports Charges.

Additional Internet Functionality includes:

-      Electronic delivery of financial statements such as semi-annual and annual reports and shareholder prospectuses $0.15 per occurrence per item.

-      Electronic delivery of shareholder confirms and statements $0.15 per occurrence per item.

-      Electronic subsequent purchases and redemptions via the internet $0.15 per occurrence.

-      Access to Gemini Fund Services E-Form, which is an on-line application for new shareholders.  The E-Form can be filled out on-line, but will require the new shareholder to print, sign and mail into Gemini Fund Services.

-      E-Signature functionality will be provided.

TRANSFER AGENCY SERVICE AGREEMENT

Schedule B-2

THE RATIONAL INVESTOR FUND

FEES AND EXPENSES

6.            IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee                        $15.00 / account*

*Includes an $8.00 Bank Custody Fee.

7.     SPECIAL REPORTS CHARGES

        All special reports and/or analyses requested by the Trust, on behalf of the Fund, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

        GFS Senior Staff        $150.00 / hour

        GFS Junior Staff        $ 75.00 / hour

        MIS Staff                    $200.00 / hour

IN WITNESS WHEREOF, the parties hereto have executed this Addendum to the Transfer Agency and Service Agreement dated May 19, 2005, this 13th day of July, 2005.

NORTHERN LIGHTS FUND TRUST                        GEMINI FUND SERVICES, LLC

(for THE RATIONAL INVESTOR FUND)

 By:_/s/ Michael J. Wagner______________                By:_____/s/ Andrew Rogers_______________

Michael J. Wagner, President                                                   Andrew Rogers, Senior Vice President

THE RATIONAL INVESTOR® ADVISORS, LLC

Attested to by:__/s/ James J. Dlugosch____________________________

                             James J. Dlugosch, President